Exhibit 23.1

                               Moss Adams LLP
                        Certified Public Accountants


                       INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Current Report of PCT Holdings, Inc., on Form 8-K/A of our report dated July 14, 1995, incorporated by reference and included as part of this Current Report.



/s/ Moss Adams LLP

Everett, Washington
May 6, 1996